EXHIBIT 10.18a

AMENDMENT NO. 1 TO FACILITY AGREEMENT

AMENDMENT dated as of February 17, 2005 to the €450,000,000 Facility Agreement dated as of November 29, 2004 (the “Facility Agreement”) among Praxair Euroholding, S.L., Praxair, Inc., the Lenders party thereto, Citigroup Global Markets, Inc., as Syndication Agent and ABN AMRO Bank N.V., as Administrative Agent and Documentation Agent.

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Facility Agreement to conform certain of its terms with the corresponding terms of the $1,000,000,000 Credit Agreement dated December 23, 2004 among Praxair, Inc., the eligible subsidiaries referred to therein, the lenders listed therein, and the agents listed therein, and

WHEREAS, the parties hereto, for the avoidance of doubt, desire to confirm the amendments to the Facility Agreement that have been effected through the operation of Section 10.05(c),

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Facility Agreement has the meaning assigned to such term in the Facility Agreement.  Each reference to “hereof”, “hereunder”, “herein”, “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Facility Agreement shall, after this Amendment becomes effective, refer to the Facility Agreement as amended hereby.

SECTION 2.  Amendments.  (a) The definition of “Continuing Director” is hereby amended by replacing “two-thirds” with “a majority”.

(b)                                  The following definition is hereby added to Section 1.01 in its appropriate alphabetical position:

“Material Adverse Effect” means a material adverse effect on (i) the business, financial position or results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole, which could reasonably be expected to materially and adversely affect the ability of the Guarantor to perform its obligations under this Agreement or (ii) the rights and remedies of the Lender Parties under this Agreement.

(c)                                  The definition of “Wholly-Owned Consolidated Subsidiary” is hereby amended by (i) deleting “with respect to any Person”, (ii) replacing “directors’ qualifying shares” with “for qualifying shares held by directors or foreign nationals in accordance with applicable law” and (iii) replacing “directly or indirectly owned by such Person” with “owned by the Guarantor or one or more other Wholly-Owned Consolidated Subsidiaries”.

(d)                                  Section 2.15(a) is hereby amended by deleting the last two sentences thereof.

(e)                                  Section 2.15(b) is hereby amended by replacing “If any Lender party to this Agreement shall not elect to increase its Revolving Credit Commitment pursuant to subsection (a) of this Section, the Borrower may, within 21 days of the Revolving Credit Lenders’ response,” with “To effect such an increase, the Borrower may”.

(f)                                    Section 2.15(c)(i) is hereby amended by inserting “reasonably” after “substance”.

(g)                                 Section 4.01(a) is hereby amended by (i) inserting “(i)” after “The Borrower”, (ii) inserting “under the laws of Spain” after “validly existing”, (iii) inserting “(ii) is” before “in good standing”, (iv) inserting “(iii)” before “has all powers” and (v) inserting “, except in the case of clause (ii) and (iii) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect” after “conducted”.

(h)                                 Section 4.01(b) is hereby amended by (i) inserting “(i)” after “The Guarantor”, (ii) inserting “(ii) is” before “in good standing”, (iii) inserting “(iii)” before “has all corporate powers” and (iv) inserting “, except in the case of clause (ii) and (iii) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect” after “conducted”.

(i)                                    Section 4.02 is amended by inserting “except, in each case, as could not reasonably be expected to have a Material Adverse Effect” after “Restricted Subsidiaries” at the end of such Section.

(j)                                    Section 4.03 is hereby amended by inserting “, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity” after “Obligor”.

(k)                                Sections 4.04(a) and (b) are hereby amended by (i) inserting “in all material respects” before each instance of “in conformity” and (ii) inserting “U.S.” before each instance of “generally”.

(l)                                    Section 4.04(b) is hereby amended by inserting “and the absence of footnotes” after “adjustments”.

(m)                              Section 4.04(c) is hereby amended by inserting “reasonably be expected to” after “could”.

(n)                                 Section 4.04(d) is hereby amended by inserting “, in all material respects,” after “fairly present”.

(o)                                  Section 4.05 is hereby amended by deleting “or affecting”.

(p)                                  Section 4.06 is hereby amended by inserting “except as could not reasonably be expected to have a Material Adverse Effect,” after each instance of “After it has become a member of the ERISA Group,” and Section 4.06(iii) is hereby amended by deleting “and aggregate withdrawal liabilities not in excess of $5,000,000 at any one time outstanding”.

(q)                                  Section 4.07 is hereby amended by (i) replacing “conducts reviews of” with “considers” and (ii) replacing “On the basis of this review” with “Based on the foregoing”.

(r)                                  Section 4.08 is hereby amended by inserting “, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect” after “conducted”.

(s)                                  Section 4.10 is hereby amended by (i) replacing “None of the material” with “As of the Closing Date, the written material theretofore”, (ii) replacing “contains, or contained at the time so furnished,” with “, taken as a whole, did not contain”, (iii) replacing “omits, or omitted at the time so furnished” with “omit” and (iv) inserting “; provided that to the extent any such written material was based on or constitutes a forecast or projection, each Obligor represents only that such material was prepared in good faith based on assumptions it believed to be reasonable at the time such material was prepared” after “misleading”.

(t)                                    Section 5.01 is hereby amended by replacing “(and, in the case of a certificate delivered pursuant to clause (f) below, to each Lender)” with “(which shall promptly forward to the Lenders)”.

(u)                                 Sections 5.01(a) and (b) are hereby amended by deleting each instance of “as promptly as practicable and in any event”.

(v)                                   Section 5.01(a) is hereby amended by replacing “accounting principles” with “auditing standards”.

(w)                                Section 5.01(b) is hereby amended by inserting “in all material respects” after “fairness of presentation”.

(x)                                  (i) Section 5.01(c)(i) is hereby amended by inserting “and” after “5.06;”; (ii) Section 5.01(c)(ii) is hereby deleted; and (iii) Section 5.01(c)(iii) is hereby renumbered Section 5.01(c)(ii).

(y)                                  Section 5.01(i) is hereby amended by inserting “within five days after any officer of any Obligor obtains knowledge thereof,” before “if and when”.

(z)                                  The last paragraph of Section 5.01 is hereby amended by replacing “notice to the Lenders” with “notice to the Administrative Agent”.

(aa)                            Subsections 5.01(c) through 5.01(k) are hereby renumbered as subsections 5.01(d) through 5.01(l), and all cross-references to such subsections are hereby amended accordingly.

(bb)                            Section 5.01 is hereby amended by inserting as the new Section 5.01(c) “promptly upon the incurrence of Debt in connection with an acquisition that caused the Leverage Ratio to exceed 65%, a certificate of the principal financial officer, principal accounting officer, treasurer or comptroller of the Guarantor, or a person designated in writing by either of the foregoing persons, setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with Section 5.05;”.

(cc)                            Section 5.02(a) is hereby amended by inserting “, and except as could not reasonably be expected to have a Material Adverse Effect” after “excepted”.

(dd)                            Section 5.02(b) is hereby amended by replacing “at coverage levels that are at least as high as the coverage levels that” with “covering such risks as”.

(ee)                            Section 6.01(d) is hereby amended by replacing “20” with “30”.

(ff)                                Section 6.01(e) is hereby amended by (i) replacing “incorrect” with “false or misleading” and (ii) replacing “materially adverse” with “material”.

(gg)                          Notwithstanding Section 10.05(c) of the Facility Agreement, Section 10.06 shall remain in its original form.

SECTION 3.  Confirmation Of Automatic Amendments.  For the avoidance of doubt, the parties hereby confirm that the following amendments to the Facility Agreement have been effected through the operation of Section 10.05(c):

(a)                                  The definition of “Consolidated Book Net Worth” was amended by (i) adding “determined as of such date” after “Consolidated Subsidiaries”, (ii)  deleting “(i)”, (iii) replacing “March 31, 2000” with “September 30, 2004” and (iv)  deleting clauses (ii) and (iii).

(b)                                  The definition of “Debt” was amended by deleting from clause (v) thereof the text “contingent or non-contingent” and “paid or to be”.

(c)                                  The definition of “Leverage Ratio” was amended by (i) inserting “, at any time,” after “means”, (ii) inserting “the sum of Consolidated Total Debt plus” after “(y)” and (iii) inserting “at such time” after “Worth”.

(d)                                  The following definitions were added to Section 1.01 in their appropriate alphabetical positions:

“Material Debt” means Debt (other than the Loans) of the Guarantor and/or one or more Material Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $150,000,000.

“Material Subsidiary” means (i) any one or more Restricted Subsidiaries (but, solely for purposes of paragraphs (h) and (i) of Section 6.01, only if such Subsidiaries have combined Net Tangible Assets of at least $150,000,000) and (ii) any one or more other Subsidiaries having combined Net Tangible Assets of more than $500,000,000.

“Net Tangible Assets” means, as to any Person, its gross assets, net of depreciation and other proper reserves, less its goodwill and other intangible assets.

(e)                                  The definition of “Material Plan” was amended by replacing “$25,000,000” with “$50,000,000”.

(f)                                    Section 5.03(b) was amended by replacing each instance of “corporation” with “Person”.

(g)                                 Sections 5.03(c) and (d) were amended by replacing each instance of “90” with “180”.

(h)                                 Section 5.03(g) was amended by inserting “other than improvements thereon” after “assets”.

(i)                                    Section 5.03(h) was amended by replacing “$400,000,000” with “$600,000,000”.

(j)                                    Sections 5.03(g) and (h) were renumbered as Sections 5.03(i) and (j), respectively, and all cross-references to such subsections were amended accordingly.

(k)                                Section 5.03 was amended by inserting as the new Section 5.03(g) “Liens resulting from judgments, provided that the execution or other enforcement of such Liens is effectively stayed and that the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and for which adequate reserves to the extent required by and in conformity with U.S. generally accepted accounting principles are maintained on the books of the Guarantor or a Restricted Subsidiary, as the case may be;”.

(l)                                    Section 5.03 was amended by inserting as the new Section 5.03(h) “Liens on property of any Restricted Subsidiary in favor of one or more of the Guarantor or any Restricted Subsidiary;”.

(m)                              Section 5.06 was amended by replacing “The Leverage Ratio will not exceed at any time

1.9:1.” with:

(a)  The Leverage Ratio will not exceed 65% (the “Maximum Leverage Ratio”) as of any Compliance Date; provided that if the Leverage Ratio shall exceed 65% solely by reason of the incurrence of Debt in connection with an acquisition, and at the time and after giving effect thereto no other Default existed, then the Maximum Leverage Ratio shall be 70% for a period of 180 days following the date of such incurrence of Debt (the “Increase Date”).

(b)  For purposes of the foregoing, “Compliance Date” means (i) the last day of each fiscal quarter of the Guarantor, measured when financial statements are or are required to be delivered pursuant to Section 5.01(a) or (b), and (ii) if an Increase Date occurs, (x) such Increase Date; provided that for the purpose of this clause (x) the Leverage Ratio shall be calculated using the Consolidated Book Net Worth as of the end of the latest fiscal month for which internal financial statements are available, and (y) the last day of each fiscal month of the Guarantor falling within the period of 180 days following such Increase Date, measured, in the case of this clause (y), when internal financial statements are available for such fiscal month.

(n)                                 Section 5.05 was deleted and Sections 5.06 and 5.07 were renumbered as Sections 5.05 and 5.06, respectively.

(o)                                  Cross-references to Section 5.05 were not amended, cross-references to Section 5.06 were amended to refer to Section 5.05 and cross-references to Section 5.07 were amended to refer to Section 5.06.

(p)                                  Section 6.01(f) was amended by (i) inserting “Material” before “Subsidiary”, (ii) inserting “principal” before “payment”, (iii) inserting “Material” before “Debt” and (iv) replacing “having an aggregate principal amount outstanding at such time equal to or exceeding $100,000,000 (other than the Loans) when due or within” with “when due after giving effect to”.

(q)                                  Section 6.01(g) was amended by (i) inserting “Material” before the first instance of “Debt” and (ii) deleting “having an aggregate principal amount outstanding at such time equal to or exceeding $100,000,000 of the Guarantor or any Subsidiary of the Guarantor or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof or terminate its commitment in respect thereof”.

(r)                                  Section 6.01(h) was amended by (i) inserting “Material” before “Subsidiary” and (ii) deleting the proviso.

(s)                                  Section 6.01(i) was amended by (i) inserting “Material” before each instance of “Subsidiary” and (ii) deleting the proviso.

(t)                                    Section 6.01(j)(i) was amended by (i) replacing “aggregating in excess of $25,000,000 which” with “that” and (ii) inserting “and such failure could be reasonably expected to have a Material Adverse Effect” after “Title IV of ERISA”.

(u)                                 Section 6.01(j)(v) was amended by replacing “in excess of $25,000,000” with “, which withdrawal or default could reasonably be expected to have a Material Adverse Effect”.

(v)                                   Section 6.01(k) was amended by (i) inserting “final” before “judgment”, (ii) replacing “$50,000,000” with “$150,000,000 (net of amounts covered by insurance)”, (iii) inserting “Material” before “Subsidiary”, (iv) replacing “and shall remain unsatisfied,” with “and such judgment or order is not bonded, stayed, discharged or otherwise paid or satisfied” and (v) replacing each instance of “ten” with “30”.

(w)                                Section 10.05(c) was deleted.

SECTION 4.  Representations of Obligors.  The Obligors represent and warrant that (a) the representations and warranties of the Obligors set forth in Article 4 of the Facility Agreement will be true on and as of the Amendment Effective Date, and (b) no Event of Default will have occurred and be continuing on such date.

SECTION 5.  Effect of Amendments.  Except as expressly set forth herein, the amendments contained herein shall not constitute a waiver or amendment of any term or condition of the Facility Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8.  Effectiveness.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the condition that the Administrative Agent shall have received from each of the Borrower, the Guarantor and Lenders comprising the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PRAXAIR EUROHOLDING, S.L.

By:
Name:
Title:

PRAXAIR, INC.

By:
Name:
Title:

ABN AMRO BANK N.V., as Administrative Agent

By:
Name:
Title:

LENDERS:

ABN AMRO BANK N.V.

By:
Name:
Title:

CITIBANK INTERNATIONAL PLC

By:
Name:
Title:

BANCO SANTANDER CENTRAL HISPANO S.A.

By:
Name:
Title:

BANK OF AMERICA, N.A. SUCURSAL EN ESPAÑA

By:
Name:
Title:

BANK OF TOKYO-MITSUBISHI, LTD.

By:
Name:
Title:

DEUTSCHE BANK AG LONDON

By:
Name:
Title:

HSBC BANK PLC

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

SCOTIABANK EUROPE PLC.

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE

By:
Name:
Title: